Exhibit 99.1

News Release

CMC ANNOUNCES CHANGES TO SEGMENT REPORTING

Irving, TX – December 14, 2023—Commercial Metals Company (NYSE: CMC) (“CMC” or the “Company”) today announced that beginning with its first quarter of fiscal 2024, the Company will report financial results reflecting a realigned reporting structure, with three reportable segments: North America Steel Group, Europe Steel Group, and Emerging Businesses Group.

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North America Steel Group is primarily composed of all recycling, steel mill, rebar fabrication, fence post fabrication, and post-tension cable operations that were previously included within the Company’s former North America segment.

•	Europe Steel Group is primarily composed of all recycling, steel mill, and steel fabrication operations that were previously included within the Company’s former Europe segment.

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Emerging Businesses Group is composed of the Company’s Tensar® geogrid and Geopier®, CMC Construction Services™, Performance Reinforcing Steel, CMC Anchoring Systems, and Impact Metals™ operations. These were previously reported as part of the Company’s former North America segment, with the exception of geogrid operations located outside of North America, which were included within the Company’s former Europe segment.

•	The Company’s reporting for Corporate and Eliminations is unchanged.

Peter R. Matt, President and Chief Executive Officer, said, “Our realigned reporting structure better reflects how we view our operations and manage our Company, and provides important insights into the factors that drive value creation and the role of each segment within CMC’s strategy and future growth plans.”

The realignment of CMC’s operating segment structure corresponds directly to recent structural changes made within the organization. The decision to adjust segment reporting was made to better reflect: (i) the evolution of the Company’s solutions offerings outside of traditional steel products, (ii) the growing importance of non-steel solutions to CMC’s financial results and future outlook, and (iii) the Company’s chief operating decision maker’s approach to performance assessment, strategic decision-making, and the allocation of capital resources.

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 2)

The announced realignment impacts only the Company’s segment reporting, and does not affect CMC’s previous consolidated results. Operational and financial statistics for fiscal years 2022 and 2023 under the new reporting structure can be found on pages 3 and 4 of this release.

For additional resources outlining the announced changes, please follow this link (https://ir.cmc.com/ir-toolkit), or visit our Investor Relations website at cmc.com/investors.

About CMC

CMC is an innovative solutions provider helping build a stronger, safer, and more sustainable world. Through an extensive manufacturing network principally located in the United States and Central Europe, we offer products and technologies to meet the critical reinforcement needs of the global construction sector. CMC’s solutions support construction across a wide variety of applications, including infrastructure, non-residential, residential, industrial, and energy generation and transmission.

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 3)

COMMERCIAL METALS COMPANY

FINANCIAL & OPERATING STATISTICS (UNAUDITED)

	Three Months Ended
(in thousands, except per ton amounts)	8/31/2023	5/31/2023	2/28/2023	11/30/2022	8/31/2022	5/31/2022	2/28/2022	11/30/2021
North America Steel Group
Net sales from external customers	$1,717,979	$1,818,391	$1,503,774	$1,664,161	$1,821,993	$1,894,928	$1,518,644	$1,562,840
Adjusted EBITDA	336,843	367,561	274,240	349,787	343,054	357,010	523,771	258,832
External tons shipped
Raw materials	344	409	321	316	359	353	329	334
Rebar	542	539	425	461	451	505	407	442
Merchant bar and other	215	249	235	243	249	274	244	257

Steel products	757	788	660	704	700	779	651	699
Downstream products	387	382	315	382	433	399	327	400
Average selling price per ton
Raw materials	$838	$833	$868	$824	$950	$1,207	$1,103	$1,034
Steel products	932	979	985	1,020	1,104	1,110	1,041	976
Downstream products	1,428	1,452	1,421	1,399	1,348	1,244	1,169	1,092
Cost of raw materials per ton	$606	$619	$639	$598	$717	$908	$834	$766
Cost of ferrous scrap utilized per ton	$338	$384	$346	$325	$387	$472	$436	$428
Steel products metal margin per ton	$594	$595	$639	$695	$717	$638	$605	$548
Europe Steel Group
Net sales from external customers	$273,961	$330,767	$337,560	$386,503	$393,858	$474,523	$395,349	$328,562
Adjusted EBITDA	(30,081)	5,837	11,469	61,248	63,580	120,098	81,149	79,832
External tons shipped
Rebar	151	146	183	204	177	170	172	103
Merchant bar and other	238	283	253	269	251	306	278	262

Steel products	389	429	436	473	428	476	450	365
Average selling price per ton
Steel products	$682	$753	$756	$792	$888	$967	$851	$869
Cost of ferrous scrap utilized per ton	$398	$427	$389	$366	$435	$530	$444	$434
Steel products metal margin per ton	$284	$326	$367	$426	$453	$437	$407	$435
Emerging Businesses Group
Net sales from external customers	$208,559	$189,055	$153,598	$170,534	$191,459	$147,695	$95,580	$90,782
Adjusted EBITDA	42,612	38,395	26,551	31,427	27,978	23,221	11,692	9,692

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 4)

COMMERCIAL METALS COMPANY

FINANCIAL & OPERATING STATISTICS (UNAUDITED)

	Twelve Months Ended August 31,
(in thousands, except per ton amounts)	2023	2022
North America Steel Group
Net sales from external customers	$6,704,305	$6,798,405
Adjusted EBITDA	1,328,431	1,482,667
External tons shipped
Raw materials	1,390	1,375
Rebar	1,967	1,805
Merchant bar and other	942	1,024

Steel products	2,909	2,829
Downstream products	1,466	1,559
Average selling price per ton
Raw materials	$840	$1,073
Steel products	977	1,059
Downstream products	1,425	1,218
Cost of raw materials per ton	$615	$807
Cost of ferrous scrap utilized per ton	$349	$431
Steel products metal margin per ton	$628	$628
Europe Steel Group
Net sales from external customers	$1,328,791	$1,592,292
Adjusted EBITDA	48,473	344,659
External tons shipped
Rebar	684	622
Merchant bar and other	1,043	1,097

Steel products	1,727	1,719
Average selling price per ton
Steel products	$749	$896
Cost of ferrous scrap utilized per ton	$395	$463
Steel products metal margin per ton	$354	$433
Emerging Businesses Group
Net sales from external customers	$721,746	$525,516
Adjusted EBITDA	138,985	72,583

(CMC Segment Financial and Operating Statistics (Recast for Segment Realignment) - 5)

Media Contact:

Susan Gerber

214.689.4300